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                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

            AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

      AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of October 18, 2006 among BRIGHTPOINT NORTH AMERICA L.P., a Delaware limited partnership ("Brightpoint") and WIRELESS FULFILLMENT SERVICES LLC, a California limited liability company ("Wireless", together with Brightpoint, the "Borrowers" and each a "Borrower"), the other Credit Parties signatory to the hereinafter defined Credit Agreement, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders ("Agent"), and the other Lenders signatory to the hereinafter defined Credit Agreement.

                                   WITNESSETH:

      WHEREAS, Brightpoint, Wireless, the other Credit Parties, Agent and Lenders are party to that certain Amended and Restated Credit Agreement, dated as of March 18, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"):

      WHEREAS, on and subject to the terms and conditions hereof, the Borrowers and the other Credit Parties have requested that Agent and Lenders, and Agent and Lenders are willing to, amend certain provisions of the Credit Agreement, all as set forth herein; and

      WHEREAS, this Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment; capitalized terms used herein without definition are so used as defined in Annex A to the Credit Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

      1. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement shall be amended as follows:

      (a) Section 1.5 of the Credit Agreement is hereby amended by deleting the Applicable Margin grids located in clause (a) thereof and substituting therefor the following:

"

IF FIXED CHARGE                      LEVEL OF
COVERAGE RATIO IS:                   APPLICABLE MARGINS:
---------------------------------    -------------------
> 3.00:1.00                          Level I
< or = 3.00:1.00, but > 2.00:1.00    Level II
< or = 2.00:1.00, but > 1.00:1.00    Level III
< or = 1.00:1.00                     Level IV

                                                 APPLICABLE MARGINS
                                    ----------------------------------------
                                    LEVEL I   LEVEL II  LEVEL III   LEVEL IV
                                    -------   --------  ---------   --------
Applicable Index Margin              0.00%       0.00%     0.25%      0.50%
Applicable LIBOR Margin              1.25%       1.50%     1.75%      2.00%
Applicable L/C Margin                1.25%       1.50%     1.75%      2.00%
Applicable Unused Line Fee Margin    0.25%      0.375%    0.375%      0.50%

Notwithstanding anything in this Agreement to the contrary, the grids set forth above shall be effective as of October 18, 2006 and any adjustments in the Applicable Margins as of such date resulting from such revised grids shall be based on the quarterly Financial Statements most recently delivered."

      (b) New Section 1.19 is hereby inserted immediately following Section 1.18 of Credit Agreement to read as follows:

            "1.19 Increases in Aggregate Commitments. Upon the written consent of Agent, Borrowers may, at their option from time to time, seek to increase the aggregate Revolving Loan Commitments by up to $40,000,000 (each increase shall be in a minimum amount of $10,000,000 or if less, then equal to the remaining amount of the $40,00,000 aggregate limit). After receiving such prior written consent of Agent, Borrower Representative may offer such increase in the aggregate Revolving Loan Commitments to any of the existing Lenders and/or to other banks, financial institutions or other entities acceptable to Agent on a non pro-rata basis in such amounts as determined by Borrowers and Agent; provided, that neither Agent nor any Lender shall have any obligation to extend such additional Revolving Loan Commitment. No increase in the aggregate Revolving Loan Commitments shall become effective until (a) Borrowers and each existing or new Lender extending such incremental commitment amount shall have executed and delivered to Agent an agreement in writing in form and substance reasonably acceptable to Agent pursuant to which such Lender states its Revolving Loan Commitment amount and agrees to assume and accept the obligations and rights of a Lender hereunder, (b) Borrowers shall have demonstrated pro forma compliance with the Financial Covenants and (c) Borrower Representative has provided Agent with such certificates, opinions and other documents as Agent may request. In conjunction with any such increase, the Lenders (new or existing) shall accept (and the existing Lenders shall make) an assignment at par of an interest in the Loans and Letter of Credit Obligations outstanding at the time of such aggregate Revolving Loan Commitment increase such that, after giving effect thereto, all Loans and Letter of Credit Obligations are held by the Lenders on a pro-rata basis. Borrowers

                                      -2-

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            shall make any payments under Section 1.13(b) resulting from such assignments."

      (c) Section 5.10 of Credit Agreement is hereby amended and restated in its entirety to read as follows:

            "5.10 Further Assurances. (a) Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

            (b) Each Loan Party shall (i) cause each Person, upon its becoming a Subsidiary of such Loan Party (provided that this shall not be construed to constitute consent by Agent or any of the Lenders to any acquisition or other transaction not expressly permitted by the terms of this Agreement), promptly to guaranty the Obligations and to grant to Agent, for the benefit of Agent and Lenders, a security interest in the real, personal and mixed property of such Subsidiary to secure the Obligations and (ii) pledge, or cause to be pledged, to Agent, for the benefit of Agent and Lenders, all of the Stock and any intercompany Indebtedness of such Subsidiary to secure the Obligations. The documentation for such guaranty, security and pledge shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Agent."

      (d) Section 6.3 of Credit Agreement is hereby amended by (i) renumbering clause (a)(vii) therein as new clause (a)(viii) and (ii) adding new clause
(a)(vii) immediately following subclause (a)(vi) to read as follows:

            "(vii) Indebtedness consisting of intercompany loans and advances made by any Borrower to any additional Loan Party (other than the Holding Companies, BAS and the other Borrower) consented to by Agents and Requisite Lenders and that has delivered such documentation as required pursuant to Section 5.10; provided that,
            (A) such Loan Party shall have executed and delivered to such Borrower, prior to any such intercompany loan or advance, an Intercompany Note to evidence any such intercompany Indebtedness, which Intercompany Note shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement as additional collateral security for the Obligations; (B) such Borrower and such Loan Party shall each record all intercompany

                                      -3-

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            transactions on its books and records in a manner satisfactory to
            Agent; (C) the obligations under any such Intercompany Notes shall be subordinated to the Obligations in a manner satisfactory to Agent; (D) at the time any such intercompany loan or advance is made and after giving effect thereto, such Loan Party and such Borrower shall each be Solvent; (E) no Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan or repayment; and (F) the aggregate amount of the intercompany loans and advances owing by any such Loan Party to Borrowers shall at no time exceed $1,000,000,"

      (e) Section 6.6 of the Credit Agreement is hereby amended by deleting the text "$20,000,000" in clause (c) thereof and substituting therefor the text "$25,000,000".

      (f) Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

            "6.14 Restricted Payments. No Loan Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrowers, between Brightpoint and BAS or between Borrowers and other Loan Parties, in each case to the extent permitted by Section 6.3, (b) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower, (c) employee loans permitted under Section 6.4(b), (d) payments of principal and interest of Intercompany Notes issued in accordance with Section 6.3 and this Section 6.14, (e) dividends or distributions to any Holding Company by either Borrower to pay taxes (contemporaneously with, and in the same amount of, such distributions or dividends) attributable to its ownership of Stock of such Borrower, (f) payment by either Borrower to BPI to reimburse BPI for BPI Allocated Expense; provided, that (i) such payments shall not exceed $1,500,000 (or such higher amount as Agent may agree, in its sole discretion) in the aggregate for both Borrowers, collectively, in any Fiscal Quarter, (ii) such payments shall not be paid at any time after the occurrence of a Default or Event of Default, other than necessary expenses agreed to in writing by Agent; (g) Borrowers may make intercompany loans and advances to BPI ("BPI Intercompany Loans"); provided, that Borrowers collectively shall have both Average 30-Day Borrowing Availability and Borrowing Availability of at least $15,000,000 (excluding the Supplemental Advance) after giving effect to any such proposed BPI Intercompany Loan; provided further, to the extent that any Revolving Credit Advances shall be outstanding after giving effect to any such proposed BPI Intercompany Loan, two (2) Business Days prior to any such BPI Intercompany Loan the applicable Borrower shall have delivered to Agent (A) a notice in the form of Exhibit 6.14(b) hereto (a "BPI Intercompany Loan

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            Notice") and (B) an updated Borrowing Base Certificate calculated as of such date."

      (g) Annex A to the Credit Agreement is hereby amended as follows:

            (i) By deleting the definition of "Average 60-Day Borrowing Availability" therein in its entirety.

            (ii) By deleting the definition of "BPI Unallocated Expense Balance" therein in its entirety.

            (iii) By deleting clause (a) to the definition of "Commitment Termination Date" therein in its entirety and substituting therefor the following:

            "(a) September 14, 2009"

            (iv) By deleting the definition of "Free Cash Flow" in its entirety and substituting therefor the following:

            "Free Cash Flow" means, with respect to any Person for any fiscal period, the aggregate of EBITDA minus taxes accrued or paid during such period.

      (h) Annex B to the Credit Agreement is hereby amended by deleting in clause (a) therein the text "Thirty-Five Million Dollars ($35,000,000)" in the second sentence therein and substituting therefor the text "Forty Million Dollars ($40,000,000)".

      2. Representations and Warranties of Credit Parties. In order to induce Agent and Lenders to enter into this Amendment, each Credit Party hereby jointly and severally represents and warrants to Agent and Lenders that:

      (a) Representations and Warranties. After giving effect to this Amendment, no representation or warranty of any Credit Party contained in the Credit Agreement or any of the other Loan Documents, including this Amendment, shall be untrue or incorrect in any material respect as of the date hereof, except to the extent that such representation or warranty expressly relates to an earlier date.

      (b) Authorization, etc. Each Credit Party has the power and authority to execute, deliver and perform this Amendment. Each Credit Party has taken all necessary action (including, without limitation, obtaining approval of its stockholders, if necessary) to authorize its execution, delivery and performance of this Amendment. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with any Credit Party's execution, delivery and performance of this Amendment, except for those already duly obtained. This Amendment has been duly executed and delivered by each Credit Party and constitutes the legal, valid and binding obligation of each Credit Party, enforceable against it in accordance with its terms. No Credit Party's execution, delivery or performance of this Amendment conflicts with, or constitutes a violation or breach of, or constitutes a default under, or results in the creation or

                                      -5-

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imposition of any Lien upon the property of any Credit Party by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture or instrument to which any Credit Party is a party or which is binding upon it, (ii) any law or regulation or order or decree of any court applicable to any Credit Party, or
(iii) the certificate or articles of incorporation or by-laws of any Credit
Party.

      (c) No Default. No Default or Event of Default has occurred or is continuing, or would result after giving effect hereto.

      3. Conditions to Effectiveness. The effectiveness of this Amendment is expressly conditioned upon the satisfaction, and delivery to Agent (on behalf of itself and Lenders), of each condition set forth in this Section 3 on or prior to the date hereof:

      (a) Amendment. Duly executed originals of this Amendment from each Credit Party and from the Lenders.

      (b) Amendment Fee. In addition to any fees referenced either in clause (c) of Section 6 herein or the fee letter between Borrowers and Agent dated as of the date hereof, Borrowers shall pay to Agent, for the pro-rata benefit of each of the Lenders a party to this Amendment, an amendment fee in the amount of $50,000.

      (c) Other Documents. All other agreements, certificates and other documents as Agent any reasonably request to accomplish the purposes of this Amendment.

      4. Reference to and Effect on Loan Documents.

      (a) Ratification. Except as specifically provided in this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and each Credit Party hereby ratifies and confirms each such Loan Document.

      (b) No Waiver. Except as specifically provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any right, power or remedy of Agent or any Lender under the Credit Agreement or any of the other Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Credit Agreement or any of the other Loan Documents. Upon the effectiveness of this Amendment each reference in (a) the Credit Agreement to "this Agreement," "hereunder," "hereof," or words of similar import and (b) any other Loan Document to "the Agreement" shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Credit Agreement as amended hereby.

      5. Affirmation of Guarantors. By its signature set forth below, each Guarantor hereby confirms to Agent and Lenders that, after giving effect to the foregoing Amendment and the transactions contemplated thereby, the Guaranty of such Guarantor and each other Loan Document to which such Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

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      6. Miscellaneous.

      (a) Successors and Assigns. This Amendment shall be binding on and shall inure to the benefit of the Credit Parties, Agent and Lenders and their respective successors and assigns, except as otherwise provided herein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Agent and Lenders. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the Credit Parties, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

      (b) Entire Agreement. This Amendment, including all schedules and other documents attached hereto or incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

      (c) Fees and Expenses. As provided in Section 11.3 of the Credit Agreement, the Borrowers agree to pay on demand all fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment.

      (d) Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

      (e) Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

      (f) Conflict of Terms. Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Amendment shall govern and control.

      (g) Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed signature page to this Amendment by telecopy shall be effective as delivery of a manually executed signature page to this Amendment.

      (h) Incorporation of Credit Agreement. The provisions contained in Sections 11.9 and 11.13 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment rather than the Credit Agreement.

      (i) Acknowledgment. Each Credit Party hereby acknowledges its status as a Credit Party and affirms its obligations under the Credit Agreement and represents and warrants that there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights,

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damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, the "Claims"), which any Credit Party may have or claim to have against Agent or any Lender, or any of their respective affiliates, agents, employees, officers, directors, representatives, attorneys, successors and assigns (collectively, the "Lender Released Parties"), which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents. In furtherance of the foregoing, each Credit Party hereby releases, acquits and forever discharges the Lender Released Parties from any and all Claims that any Credit Party may have or claim to have, relating to or arising out of or in connection with the Obligations or any Loan Documents or any other agreement or transaction contemplated thereby or any action taken in connection therewith from the beginning of time up to and including the date of the execution and delivery of this Amendment. Each Credit Party further agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Lender Released Parties with respect to any and all Claims which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents.

                            [signature pages follow]

                                      -8-

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      IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

                                BRIGHTPOINT NORTH AMERICA L.P.

                                  By:   BRIGHTPOINT NORTH
                                        AMERICA, INC. its general partner

                                By: /s/ Steven E. Fivel
                                    -------------------------------------------
                                Name:  Steven E. Fivel
                                Title: Executive Vice President & Secretary

                                WIRELESS FULFILLMENT SERVICES LLC

                                  By:   BRIGHTPOINT, INC., its manager

                                By: /s/ Steven E. Fivel
                                    --------------------------------------------
                                Name:  Steven E. Fivel
                                Title: Executive Vice President, General Counsel
                                       & Secretary

                                GENERAL ELECTRIC CAPITAL CORPORATION,
                                as Agent and Lender

                                By: /s/ Timothy Canon
                                    --------------------------------------------
                                Title: Duly Authorized Signatory

                                LASALLE BANK NATIONAL ASSOCIATION,
                                as Lender

                                By: /s/ Bijon Jalaie
                                    --------------------------------------------
                                Name:  Bijon Jalaie
                                Title: First Vice President

                                NATIONAL CITY BANK, as Lender

                                By: /s/ Michael Callas
                                    ----------------------------------------
                                Name: Michael Callas
                                Title: Vice President

      The following Persons are signatories to this Amendment in their capacity as Credit Parties or Loan Parties and not as Borrowers.

                                BRIGHTPOINT, INC.

                                By: /s/ Steven E. Fivel
                                    ----------------------------------------
                                Name: Steven E. Fivel
                                Title: Executive Vice President, General
                                       Counsel & Secretary

                                BRIGHTPOINT NORTH AMERICA, INC.

                                By: /s/ Steven E. Fivel
                                    ----------------------------------------
                                Name: Steven E. Fivel
                                Title: Executive Vice President & Secretary

                                WIRELESS FULFILLMENT SERVICES HOLDINGS, INC.

                                By: /s/ Steven E. Fivel
                                    ----------------------------------------
                                Name: Steven E. Fivel
                                Title: Executive Vice President & Secretary

                                BRIGHTPOINT INTERNATIONAL LTD.

                                By: /s/ Steven E. Fivel
                                    ----------------------------------------
                                Name: Steven E. Fivel
                                Title: Executive Vice President & Secretary

                                BRIGHTPOINT ACTIVATION SERVICES LLC

                                  By:   BRIGHTPOINT NORTH AMERICA L.P.,
                                        its sole member and sole manager

                                  By:   Brightpoint North America, Inc.,
                                        its general partner

                                By:  /s/ Steven E. Fivel
                                     --------------------------------------
                                Name: Steven E. Fivel
                                Title: Executive Vice President & Secretary